Exhibit 10.8

AIRCRAFT TIME SHARING AGREEMENT

BETWEEN

BAY GROVE CAPITAL LLC

A DELAWARE LIMITED LIABILITY COMPANY

AND

LINEAGE, INC.,

A MARYLAND CORPORATION

DATED

JULY 24, 2024

AIRCRAFT TIME SHARING AGREEMENT

THIS AIRCRAFT TIME SHARING AGREEMENT (this “Agreement”) is dated as of July 24, 2024, by and between Bay Grove Capital LLC, a Delaware limited liability company (“Lessor”), and Lineage, Inc., a Maryland corporation (“Lessee”). Lessor and Lessee are hereinafter sometimes referred to individually as “Party” and also collectively as “Parties.”

RECITALS

WHEREAS, Lessor rightfully possesses and is the operator of the Aircraft described and referenced in Exhibit A attached hereto;

WHEREAS, Lessor employs, or has arranged for the employment of, or has under contract, a fully qualified flight crew to operate the Aircraft;

WHEREAS, Lessee desires to use the Aircraft from time to time; and

WHEREAS, Lessor is willing to make the Aircraft available to Lessee but only in accordance with and subject to the terms and conditions of (a) this Agreement and (b) the Federal Aviation Regulations (“FAR”) including, without limitation, Subpart F, entitled “Large and Turbine-Powered Multi-Engine Airplanes” and specifically Sections 91.501(b)(6), (c)(1) and (d) relating to “time sharing agreements” (the “Applicable FAR”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1. LEASE OF AIRCRAFT. Lessor hereby agrees to lease the Aircraft to Lessee and Lessee hereby agrees to lease the Aircraft from Lessor from time to time, on a non-continuous and non-exclusive basis, subject to the Applicable FAR and the terms and conditions set forth herein. Each flight made under this Agreement, including delivery or redelivery of the Aircraft to the Home Base or to such other location as the Parties may otherwise agree, shall be referred to herein as a “Time Sharing Flight.”

2. TERM OF AGREEMENT

2.1 The initial term of this Agreement shall commence on the date of this Agreement and shall continue in full force and effect for one (1) year unless earlier terminated pursuant to Section 15 hereof.

2.2 Unless earlier terminated pursuant to Section 15 hereof, the initial one (1) year term of this Agreement shall be automatically renewed at the end of such initial term for successive one (1) year terms thereafter.

3. LEASE PAYMENTS

3.1 Lessee shall pay to Lessor an amount not to exceed all Time Sharing Costs (as set forth on Exhibit B attached hereto) for each Time Sharing Flight. Notwithstanding any such requirement, Lessee shall not be required to pay any amounts that are not allowed to be paid by Lessee to Lessor under the Applicable FAR. Should for any reason whatsoever Lessor receive from Lessee any amounts under this Agreement not otherwise allowed under the Applicable FAR, Lessor shall immediately refund to Lessee such disallowed amounts.

3.2 Lessee hereby agrees to pay such Time Sharing Costs to Lessor within ten (10) days after receipt of Lessor’s written invoice therefor, which shall include supporting invoices and receipts relating to the Time Sharing Costs as reflected in Lessor’s invoices.

4. TAXES

4.1 Lessee shall be liable for and shall pay upon receipt of an invoice therefor, any sales, use or excise taxes imposed or otherwise assessed for each Time Sharing Flight. Notwithstanding the above, nothing contained herein shall be construed to require Lessee to pay or reimburse Lessor for any franchise, sales, use, personal property, business property or any other taxes, governmental charges or assessments imposed on the Aircraft or Lessor based on its ownership or possession of the Aircraft or any tax computed on the basis of Lessor’s income, generally, and/or ownership of its assets, including the Aircraft.

4.2 If any taxing authority requires that a tax required to be paid by Lessee hereunder be collected and/or paid to the taxing authority directly by Lessor, Lessee shall, within ten (10) days of its receipt of a written invoice from Lessor, pay to Lessor the amount of such tax, unless such tax is being contested pursuant to Section 4.3 hereof. In all events, Lessor shall collect the federal excise tax imposed under Internal Revenue Code Section 4261 (the “Commercial Transportation Tax”) on all amounts paid hereunder (except for separately stated and billed ground transportation or other items not taxable).

4.3 Lessee shall have the right to contest the validity or amount of any tax required to be paid by Lessee hereunder by legal proceedings promptly instituted and diligently conducted.

5. SCHEDULING AND CANCELLATIONS

5.1 Lessee may from time to time request the use of the Aircraft for a Time Sharing Flight by contacting Lessor’s “Scheduler” (as identified from time to time to Lessee by Lessor, the “Scheduler”). The Scheduler shall advise Lessee as to whether or not the Aircraft is available for Lessee’s use and schedule the Aircraft accordingly. Such determination of availability and scheduling shall be made by Scheduler, on behalf of Lessor, in the Scheduler’s sole and absolute discretion.

5.2 The Scheduler, for and on behalf of Lessor, shall arrange for flight crew, landing permits, clearances, and ground handling for all destinations and coordinate the Aircraft’s movements to support Lessee’s travel schedule. If seasonably requested by Lessee, the Scheduler, on behalf of Lessee, can arrange ground transportation, catering and hotel accommodations. Otherwise, details of each Time Sharing Flight shall be arranged to the mutual agreement of Lessee and Lessor.

5.3 Lessee shall notify the Scheduler of any desired cancellation of a Time Sharing Flight. Cancellation charges to be paid by Lessee shall be limited to Time Sharing Costs incurred by Lessor as of the time of such notification, including the return of the Aircraft to the Home Base (as set forth in Section 27, below). Lessor shall cause Scheduler to notify Lessee of any desired or required cancellation by Lessor. Lessor shall not be liable to Lessee for any damages or losses of Lessee, or any other party, incurred in connection with the cancellation by Lessor of any Time Sharing Flight.

6. MAINTENANCE AND RESPONSIBILITY. Lessor, at its own cost and expense, shall be responsible for all service, repair, inspection, maintenance and overhaul to be done to the Aircraft during the term of this Agreement. Such service, repair and maintenance shall take precedence over scheduling of the Aircraft for Time Sharing Flights, unless such can be safely deferred in accordance with applicable laws and regulations, as determined in Lessor’s sole discretion, subject to the final authority of the pilot-in-command, as such term is defined in 14 C.F.R. Paragraph 1.1 (the “Pilot-In-Command”), to not initiate or to terminate a Time Sharing Flight. Lessor shall maintain all records, logs and other materials required by the United States Department of Transportation or the FAA with respect to the maintenance of the Aircraft.

7. OPERATIONAL CONTROL. Lessor shall have complete and absolute operational control of the Aircraft. “Operational Control” as defined in 14 C.F.R. Paragraph 1.1 and for the purpose of this Agreement, with respect to a flight, means the exercise of authority over initiating, conducting or terminating a flight, which shall include, without limitation, providing the flight crew, selecting the Pilot-In-Command and all other physical and technical operations of the Aircraft.

8. DUTIES AND RESPONSIBILITIES OF CREW. In accordance with applicable FAR, the qualified flight crew provided or contracted for by Lessor will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the Pilot-In-Command is necessitated by considerations of safety. The Pilot-In-Command shall determine the routing, approve the payload, and otherwise decide all matters relating to the safety of each flight and shall have final and complete authority over all matters concerning the preparation of the Aircraft for flight and the flight itself, including whether to cancel any flight for any reason or condition, which in the judgment of such Pilot-In-Command would compromise the safety of the flight. No such action of the Pilot-In-Command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. Lessor’s operation of the Aircraft hereunder shall be strictly within the guidelines and policies established by Lessor and FAR Part 91. Lessee acknowledges and agrees that Lessor shall not be liable under any circumstances for delay or failure to furnish the Aircraft and the flight crew pursuant to this Agreement, except in the event of willful misconduct by Lessor.

9. LEGAL TITLE TO THE AIRCRAFT. Legal title to the Aircraft shall remain with the legal owner at all times.

10. REPRESENTATIONS AND WARRANTIES OF LESSOR. Lessor hereby represents and warrants to Lessee as follows:

10.1 Lessor has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by Lessor have been duly authorized by all necessary action on the part of Lessor. This Agreement constitutes a legal, valid and binding obligation of Lessor, enforceable in accordance with its terms.

10.2 Lessor is an entity authorized to own or lease its properties and to carry on its business as presently conducted.

10.3 Lessor is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49, United States Code.

10.4 Lessor is eligible for the benefits of the Applicable FAR and Lessor’s operation of the Aircraft under this Agreement is consistent with, and permissible under, the Applicable FAR.

10.5 LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE DESIGN, OPERATION, OR CONDITION OF, OR AS TO THE QUALITY OF THE AIRCRAFT. IN ADDITION, LESSOR MAKES NO WARRANTY OF MERCHANTABILITY OF FITNESS OF SUCH AIRCRAFT FOR ANY PARTICULAR PURPOSE OR ANY OTHER WARRANTY OR REPRESENTATION WHATSOEVER.

11. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee hereby represents and warrants to Lessor as follows:

11.1 Lessee has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by Lessee have been duly authorized by all necessary action on the part of Lessee. This Agreement constitutes a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms.

11.2 Lessee is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has all necessary power and authority under applicable corporate law and its organizational documents individual.

12. AIRCRAFT USE BY LESSEE. It is understood and agreed by Lessee that Lessee’s use of the Aircraft for each Time Sharing Flight shall be for Lessee’s own account and that Lessee is prohibited from providing transportation of passengers or cargo for compensation or hire under the FAR.

13. INSURANCE. Lessor will maintain, or cause to be maintained and in effect, at all times during the term of this Agreement, with insurers of recognized responsibility, (i) aircraft hull and liability insurance with respect to the Aircraft, (ii) passenger, pilot and crew voluntary settlement insurance and (iii) statutory workers compensation and employer’s liability insurance, each in such amount and type usually carried by companies similarly situated with Lessor, acting as an owner-operator, and owning and operating similar aircraft, and covering such other risks as are customarily insured against by such companies. Lessor shall cause Lessee to be named as an additional insured on the aircraft liability insurance policy and shall provide a certificate of insurance to Lessee confirming the same prior to commencement of Lessee’s first flight under this Agreement.

14. LIMITATION OF LIABILITY. Each Party to this Agreement agrees to indemnify and hold harmless the other Party and its respective officers, directors, partners, employees, shareholders, and affiliates from any claim, damage, loss, or reasonable expense, including reasonable attorney’s fees, resulting from the bodily injury or property damage caused by an occurrence and arising out of the ownership, maintenance, or use of the Aircraft, which results from the gross negligence or willful misconduct of such Party, provided that neither Party shall be liable for any such loss to the extent:

14.1 Such loss is covered by the insurance policies described in Section 13, above;

14.2 Such loss is covered by such policies but the amount of such loss exceeds the policy limits; or

14.3 Such loss consists of expenses incurred in connection with any loss covered, in whole or in part, by such policies but such expenses are not payable under such policies.

EACH PARTY AGREES THAT (A) THE PROCEEDS OF INSURANCE TO WHICH IT IS ENTITLED, (B) ITS RIGHTS TO INDEMNIFICATION FROM THE OTHER PARTY UNDER THIS SECTION 14, AND (C) ITS RIGHT TO DIRECT DAMAGES ARISING IN CONTRACT FROM A MATERIAL BREACH OF THE OTHER PARTY’S OBLIGATIONS UNDER THIS AGREEMENT ARE THE SOLE REMEDIES FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. EXCEPT AS SET FORTH IN THIS SECTION 14 EACH PARTY WAIVES ANY RIGHT TO RECOVER ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR

CONTRIBUTION TO THE OTHER PARTY FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR ANY DAMAGES CONSISTING OF DAMAGES FOR LOSS OF USE OR DEPRECIATION OF VALUE OF THE AIRCRAFT, LOSS OF PROFIT OR INSURANCE DEDUCTIBLE.

The provisions of this Section 14 shall survive the termination or expiration of this Agreement.

15. TERMINATION. Either Party may terminate this Agreement at any time upon ten (10) business days prior written notice to the other Party; provided that this Agreement may be terminated on such shorter notice as may be required to comply with applicable laws, regulations, insurance requirements or in the event the insurance required hereunder is not in full force and effect.

16. ASSIGNMENT. Neither Party shall assign this Agreement or any rights or obligations hereunder at any time without the other Party’s prior written consent.

17. AMENDMENTS AND WAIVERS. No term or provision of this Agreement may be amended, modified, waived, discharged or terminated orally, but only by a written instrument signed by the Party against which enforcement of such amendment, modification, waiver, discharge or termination is sought. No delay or failure by either Party to exercise any right under this Agreement shall constitute a waiver of that or any other right hereunder and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

18. NOTICES. Unless otherwise expressly provided by law or herein, all notices, instructions, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, or sent by facsimile or other electronic transmission (the receipt of which shall be confirmed by the Parties, either by a confirming copy sent by air mail, postage prepaid, or some other manner which confirms receipt of the facsimile or electronic transmission) and the date of personal delivery of facsimile or electronic transmission or three (3) business days after the date of mailing (other than in the case of the mailing of a confirming copy of a facsimile transmission), as the case may be, shall be the date of such notice, in each case to the address of such Party set forth on the signature page hereto (or at such other address and/or facsimile number as a Party shall have furnished to the other in writing).

19. ENTIRE AGREEMENT. This Agreement is the entire agreement between the Parties. No agreements, representations, or warranties other than those specifically set forth herein shall be binding on either Party unless in writing signed by both Parties.

20. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California without regard to conflicts of law principles.

21. HEIRS AND SUCCESSORS. This Agreement and each of its provisions shall be binding on and shall inure to the benefit of the respective heirs, devisees, legatees, executors, administrators, trustees, successors and assigns of the Parties to this Agreement. Nothing contained in this Section 21 shall be construed as consent by such Party to any assignment of this Agreement or any interest therein by the other Party.

22. FURTHER ASSURANCES. Each Party shall execute and deliver to the other such further documents and take such further action as may be necessary to effectuate the intent and purpose of this Agreement.

23. CAPTIONS. The captions used in this Agreement are solely for convenience of reference and do not form part of this Agreement.

24. NO THIRD-PARTY BENEFICIARY. No person, other than the Parties expressly named herein, is intended to be a beneficiary of any provisions of this Agreement.

25. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be prohibited or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held prohibited or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

27. HOME BASE OF AIRCRAFT. The Aircraft is based at the Oakland International Airport (KOAK), Oakland, California (the “Home Base”).

28. TRUTH IN LEASING

28.1 LESSOR HAS REVIEWED THE AIRCRAFT’S MAINTENANCE RECORDS AND OPERATING LOGS AND HAS FOUND THAT, DURING THE TWELVE MONTHS PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS. LESSOR CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

28.2 LESSOR AND LESSEE CERTIFY THAT LESSOR AND NOT LESSEE IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS AGREEMENT DURING THE TERM OF THIS AGREEMENT. LESSOR FURTHER CERTIFIES THAT LESSOR UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

28.3 LESSOR AND LESSEE UNDERSTAND THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

28.4 LESSOR AND LESSEE CERTIFY AND AGREE THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES DURING ANY TIME SHARING FLIGHT, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE FEDERAL AVIATION ADMINISTRATION.

INSTRUCTIONS TO COMPLY WITH TRUTH-IN-LEASING REQUIREMENTS

1. Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

2. Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease. (Please see attached script.)

3. Carry a copy of the lease in the aircraft at all times.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Aircraft Time Sharing Agreement as of the day and year first above written.

LESSOR:		LESSEE:
BAY GROVE CAPITAL LLC, a Delaware limited liability company,		LINEAGE, INC., a Maryland corporation,

By:	/s/ Kevin Marchetti	By:	/s/ Adam Forste
Name:	Kevin Marchetti	Name:	Adam Forste
Title:	Chief Executive Officer	Title:	Co-Executive Chairman

Address:	801 Montgomery Street, Floor 5	Address:	46500 Humboldt Drive
	San Francisco, California 94133		Novi, Michigan 48337
	Attn: David Brandes		Attn: Legal Department
	Email: david@bay-grove.com		Email: nmatsler@onelineage.com

Aircraft Time Sharing Agreement Signature Page

EXHIBIT A

AIRCRAFT

“Aircraft” shall mean:

Make and Model:	Gulfstream Aerospace Corporation, Model GVI (G650ER)
Serial No.:	6210
U.S. Registration Number:	N559FF
Make and Model of Engines:	Rolls Royce, BR725A1-12
Engine Serial Nos.:	25449 and 25450

Aircraft Time Sharing Agreement

EXHIBIT B

TIME SHARING COSTS

(Actual Costs)

1.	Fuel, oil, lubricants and other additives.

2.	Travel expenses of the crew, including food, lodging and ground transportation.

3.	Hangar and tie-down costs away from the aircraft’s base of operation.

4.	Insurance obtained for the specific flight.

5.	Landing fees, airport taxes and similar assessments.

6.	Customs, foreign permit, and similar fees directly related to the fight.

7.	In flight food and beverages.

8.	Passenger ground transportation.

9.	Flight planning and weather contract services.

10.	An additional “time sharing charge” not to exceed the amount set forth in 1, above.

Aircraft Time Sharing Agreement

AIRCRAFT TIME SHARING AGREEMENT

FSDO SCRIPT

Pursuant to 14 C.F.R. 91.23 (FAR 91.23) — Truth-In-Leasing – Section 91.23(c)(3) — No person may operate a large civil aircraft of U.S. registry that is subject to any lease that is subject to 91.23 (including a Time Sharing Agreement) unless the lessee or registered owner notifies by telephone or in person the FAA flight Standards district office nearest the airport where the flight will originate at least forty-eight (48) hours before takeoff, in the case of the first flight of that aircraft under the lease, of the following information:

Bay Grove Capital LLC (Lessor) and Lineage, Inc. (Lessee), have entered into an Aircraft Time Sharing Agreement dated as of July 24, 2024 (Time Sharing Agreement) relating to following Aircraft:

Manufacturer:	Gulfstream Aerospace Corporation
Make and Model:	GVI (G650ER)
Serial No.:	6210
FAA Registration No.:	N559FF

The first flight of the Aircraft pursuant to the Time Sharing Agreement is scheduled to occur from ____________________________, at approximately ________.

Pursuant to FAR Section 91.23(c) 1 and 2, a copy of the Time Sharing Agreement has been mailed to the following address within twenty-four hours after it was signed:

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

A COPY OF THE TIME SHARING AGREEMENT WILL BE CARRIED ABOARD THE AIRCRAFT AT ALL TIMES WHILE SUCH IS IN EFFECT.

Please contact me should you have any questions with respect to the above.

Aircraft Time Sharing Agreement